Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of DoubleDown Interactive Co., Ltd. of our report dated April 21, 2025 relating to the financial statements, which appears in DoubleDown Interactive Co., Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Samil PricewaterhouseCoopers

Seoul, Korea

September 19, 2025